Exhibit 5.1

June 6, 2013

Board of Directors
Priceline.com Incorporated
800 Connecticut Avenue
Norwalk, Connecticut 06854

Re: Priceline.com Incorporated Registration Statement on Form S-8

Ladies and Gentlemen:

I am Executive Vice President, General Counsel and Corporate Secretary of priceline.com Incorporated, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,400,000 shares (the “Shares”) of the Company's common stock, par value $0.008 per share (the "Common Stock"), to be issued pursuant to or reserved for issuance under the Company's 1999 Omnibus Plan, as amended (the "Plan").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Commission") (such Registration Statement, as so amended or supplemented, being hereinafter referred to as the "Registration Statement"); (ii) the Plan; (iii) the Amended and Restated Certificate of Incorporation and the By-Laws of the Company, each as currently in effect; and (iv) certain resolutions of the Board of Directors of the Company relating to the approval and adoption of the Plan, the issuance of the Shares and certain related matters. I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

I am admitted to the bar in the State of New York and I do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware as such law presently exists, and I do not express any opinion as to the effect of any other laws on the opinion stated herein. I assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed after the date hereof by legislative action, judicial decision or otherwise.

Based upon and subject to the foregoing, I am of the opinion that the Company has the full power and authority under the General Corporation Law of the State of Delaware, and under its Amended and Restated Certificate of Incorporation and By-Laws, to issue the Common Stock reserved for issuance under the Plan, and that the Shares are validly authorized shares of Common Stock and when issued and delivered against payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

This opinion is rendered as of the date first written above and I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinion expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. I also consent to the reference to me in Item 5, Interests of Named Experts and Counsel, of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Peter J. Millones
Peter J. Millones